EXHIBIT 10.132

     ASSIGNMENT AND INDEMNIFICATION AGREEMENT DATED AUGUST 30, 1996 BETWEEN
          NUOASIS INTERNATIONAL, INC. AND THE HARTCOURT COMPANIES, INC.

                    ASSIGNMENT AND INDEMNIFICATION AGREEMENT



         This Assignment and Indemnification Agreement is executed by and between NuOasis International Inc., a company organised under the laws of the Commonwealth of the Bahamas, ("Assignor" or "NuOasis") and The Hartcourt Companies Inc., a corporation organised under the laws of the United States, State of Utah, ("Assignee" or "Hartcourt").

                                    RECITALS:

         WHEREAS, under the Purchase and Sale Agreement between Hartcourt and NuOasis dated August 8, 1996 (the Purchase Agreement) a condition of the Closing requires NuOasis to deliver, or cause to be delivered, to Hartcourt the documents necessary to establish the interest in the Property, (as that term is defined in the Purchase Agreement), and to transfer ownership of NuOasis' right, title, and interest in and to the Property to Hartcourt, in form and substance acceptable to Hartcourt;

         WHEREAS, NuOasis has delivered to Hartcourt all documents and tangible things that establish NuOasis' interest in and to the Property, including but not limited to that: (a) Valuation and Report of Three apartment buildings Peony Gardens, Tongxian within Beijing City, The Peoples Republic of China dated August 23, 1995 and prepared by Midland Property Consultants Ltd, a copy of which is attached hereto as Exhibit "A" and incorporated herein by reference for all purposes; (b) Assignment dated December 29, 1995 by and between Nona Morelli's II, Inc., a Colorado corporation ("Nona") and NuOasis, a copy of which is attached hereto as Exhibit "B" and incorporated herein by reference for all purposes; (c) Assignment and Bill of Sale dated September 30, 1995 by and between Silver Faith Development Ltd, a Hong Kong company ("Silver Faith") and Nona, a copy of which is attached hereto as Exhibit "C" and incorporated herein by reference for all purposes; and (d) Asset Purchase Agreement dated September 28, 1995 between Silver Faith and Nona (the "Silver Faith Agreement") and Amendment, Modification and Ratification of Asset Purchase Agreement effective September 28, 1995, a copy of which is attached hereto as Exhibit "D" and incorporated herein by reference for all purposes;

         WHEREAS, NuOasis assumed all of Nona's duties and obligations related to the Property, including payment of the Twenty One Million Dollars
(USD21,000,000) principal amount due under that certain Convertible Secured Promissory Note dated December 30, 1995 payable to Silver Faith (the "Silver Faith Note"), a copy of which is attached hereto as Exhibit "E" and incorporated herein by reference for all purposes;

         WHEREAS,  in January  1996,  NuOasis  made a Nine  Million  Six Hundred
Thousand Dollar principal payment on the Silver Faith Note, reducing the principal balance due thereunder to Eleven Million Four Hundred Thousand Dollars (USD11,400,000);

         WHEREAS,   the  principal   reduction  and  assumption  of  duties  and
obligations described in the foregoing two paragraphs were confirmed and acknowledged by Silver Faith in a letter dated May 16, 1996, a copy of which is attached hereto as Exhibit "F" and incorporated herein by reference for all purposes; and


                                                        [NUOINTL\AGR:ASSIGN.DOC]

         WHEREAS, Assignee's officer, directors, and representatives have been delivered documents necessary to establish the interest in and to the Property, inspected the Property and received copies of licenses and permits related to the construction and sale of the Property at the offices of Silver Faith, and satisfied themselves as to what documents, in form and substance, are necessary to transfer ownership in and to the Property.


         NOW THEREFORE, for and in consideration of Ten Dollars (USD10) and other good and valuable consideration as set forth more fully in the Purchase Agreement and herein, the receipt of which is hereby acknowledged Assignor hereby bargains, sells, grants, transfers, and conveys unto Assignee all of its right, title, and interest in and to the Property, and all rights, obligations and duties accruing to Assignor under the Silver Faith Agreement.

         FURTHER, in consideration for the Purchase Price (as defined in the Purchase Agreement), Assignor agrees to indemnify and hold harmless Assignee from any liability or loss resulting from the performance or non-performance of the duties and obligations under the Silver Faith Note.

         FURTHER, Assignor's intent hereunder is to transfer and convey its right, title and interest in and to the Property as it may have under the Silver Faith Agreement to Assignee and Assignee accepts such assignment as a full and sufficient consideration for the Purchase Price set forth in the Purchase Agreement.

         FURTHER, Assignor covenants, warrants and represents that it has the power and authority to execute this Assignment and Indemnification Agreement as required by applicable law.

         FURTHER, Assignor covenants, warrants and represents that it has the power and authority, and does hereby sell and transfer to Assignee its rights in and to the Property pursuant to the Silver Faith Agreement, free and clear of all liens and encumbrances created by or through Assignor, and subject to that certain joint venture agreement (the "CJV") a copy of which is attached hereto as Exhibit "G" and incorporated herein by reference for all purposes.

         FURTHER, Assignee warrants that it is satisfied, through its inspection of documents and by way of this Assignment and Indemnification Agreement, as to Assignor's Closing obligation "to deliver, or cause to be delivered, to Hartcourt the documents necessary to establish the interest in the Property, and to transfer ownership of NuOasis' right, title, and interest in and to the Property to Hartcourt, in form and substance acceptable to Hartcourt."

         FURTHER Assignor irrevocably appoints Assignee as Assignor's true and lawful attorney, with full power of substitution and revocation, in Assignor's name, or otherwise, but at Assignee's own cost and expense, to demand and receive the real, personal or leasehold interests due, or to become due attributable to the Silver Faith Agreement, and to sue, and to commence any lawful action, suit and proceeding for the enforcement of such interest, and to acknowledge satisfaction, or to discharge same as fully as Assignor might, or could do if this Assignment and Indemnity Agreement had not been made.

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment and Indemnification Agreement to be executed this day of September 1996.

                                        "Assignor"
                                        NuOasis International Inc.,
                                        a company organised under the laws of
                                        the Commonwealth of the Bahamas



                                        By:------------------------------------
                                           Name:
                                           Title:

                                        "Assignee"
                                        The Hartcourt Companies Inc.,
                                        a company organised under the laws of
                                        the United States, State of Utah



                                        By:------------------------------------
                                           Name:
                                           Title:

                                                        [NUOINTL\AGR:ASSIGN.DOC]

                                   EXHIBIT "A"

                                     to the
                    Assignment and Indemnification Agreement
                              dated September, 1996



                            THE VALUATION AND REPORT

                                                        [NUOINTL\AGR:ASSIGN.DOC]

                                   EXHIBIT "B"

                                     to the
                    Assignment and Indemnification Agreement
                              dated September, 1996



                       THE ASSIGNMENT FROM NONA TO NUOASIS

                                                        [NUOINTL\AGR:ASSIGN.DOC]

                                   EXHIBIT "C"

                                     to the
                    Assignment and Indemnification Agreement
                              dated September, 1996



                      THE ASSIGNMENT AND BILL OF SALE DATED
                SEPTEMBER 28, 1995 BETWEEN SILVER FAITH AND NONA

                                                        [NUOINTL\AGR:ASSIGN.DOC]

                                   EXHIBIT "D"

                                     to the
                    Assignment and Indemnification Agreement
                              dated September, 1996



              THE ASSET PURCHASE AGREEMENT DATED SEPTEMBER 28, 1995
                          BETWEEN SILVER FAITH AND NONA
                  AND AMENDMENT, MODIFICATION AND RATIFICATION
            OF ASSET PURCHASE AGREEMENT EFFECTIVE SEPTEMBER 28, 1995

                                                        [NUOINTL\AGR:ASSIGN.DOC]

                                   EXHIBIT "E"

                                     to the
                    Assignment and Indemnification Agreement
                              dated September, 1996



                              THE SILVER FAITH NOTE

                                                        [NUOINTL\AGR:ASSIGN.DOC]

                                   EXHIBIT "F"

                                     to the
                    Assignment and Indemnification Agreement
                              dated September, 1996



            THE ASSUMPTION AGREEMENT BETWEEN SILVER FAITH AND NUOASIS

                                                        [NUOINTL\AGR:ASSIGN.DOC]

                                   EXHIBIT "G"

                                     to the
                    Assignment and Indemnification Agreement
                              dated September, 1996



                           THE JOINT VENTURE AGREEMENT

                                                        [NUOINTL\AGR:ASSIGN.DOC]